Exhibit 8

                            MASTER PLEDGE AGREEMENT

         THIS MASTER PLEDGE AGREEMENT (the "Pledge Agreement") is made as of this 11th day of May, 2004, between CIBC Investments Limited, a Canadian corporation ("Pledgor"), and Citibank, N.A., a bank organized under the laws of the United States, in its capacity as Secured Party ("Secured Party").

         WHEREAS, Pledgor and Secured Party have entered into an agreement entitled Master Terms and Conditions for Collar Transactions dated as of May 11, 2004, (the "Master Collar Confirmation") pursuant to which Pledgor and Secured Party will enter into option transactions from time to time (each a "Transaction" and collectively, the "Transactions") under Supplemental Confirmations (as defined in the Master Collar Confirmation) (the Master Collar Confirmation as supplemented by the Supplemental Confirmation for a particular Transaction being referred to as the "Confirmation" for such Transaction);

         WHEREAS, it is a condition to the effectiveness of each Confirmation that this Pledge Agreement shall have been executed by the parties hereto and Pledgor shall have delivered to Secured Party in accordance herewith the collateral required to be delivered pursuant to Section 3 of this Pledge Agreement;

         NOW, THEREFORE, in consideration of their mutual covenants contained herein and to secure the full and punctual observance and performance by Pledgor of obligations under the Transactions, the agreements contained herein and in each Confirmation, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

          1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Master Collar Confirmation. As used herein, the following words and phrases shall have the following meanings:

          "Additions and Substitutions" has the meaning provided in Section 2(a)(ii);

          "Agreement" has the meaning provided in Section 2 of the Master Collar Confirmation;

         "Authorized Officer" of Pledgor means any officer as to whom Pledgor shall have delivered notice to Secured Party that such officer is authorized to act hereunder on behalf of Pledgor;

         "Business Day" means any day on which commercial banks are open for business in New York City;

         "Cash" means U.S. dollars;

         "Collateral" has the meaning provided in 2(a)(iv);

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         "Collateral Account" has the meaning provided in 4(c);

         "Collateral Event of Default" means, at any time, the occurrence of either of the following: (A) failure of the Collateral to include, as Eligible Collateral, a number of Shares at least equal to the aggregate Number of Shares for all Transactions (or, if Pledgor has elected to substitute Cash and/or Government Securities for Share Collateral in accordance with Section 4(h), the amount of Cash and/or Government Securities required thereby), or
(B) failure at any time of the Security Interests to constitute valid and perfected security interests in all of the Collateral, subject to no prior, equal or junior Lien, and, with respect to any Collateral consisting of securities or security entitlements (each as defined in Section 8-102 of the NYUCC), as to which Secured Party has Control, or, in each case, assertion of such by Pledgor in writing;

         "Control" means "control" as defined in Section 8-106 and Section 9-106 of the NYUCC;

          "Custodian" means Citigroup Global Markets Inc., or any other custodian appointed by Secured Party and identified to Pledgor;

         "Default Event" means (i) any Event of Default with respect to Pledgor, (ii) any Termination Event with respect to which Pledgor is the Affected Party or an Affected Party, or (iii) any Extraordinary Event that results in an obligation of Pledgor to pay an amount pursuant to Section 12.7 or Section 12.9 of the 2002 Definitions;

         "Eligible Collateral" means Cash, Shares and, if Pledgor shall have elected to substitute Government Securities for Share Collateral in accordance with Section 4(h) Government Securities; provided that (i) Pledgor has good and marketable title thereto, free of all Liens (other than the Security Interests) and Transfer Restrictions (other than Existing Transfer Restrictions) and (ii) Secured Party has a valid, first priority perfected security interest therein, a first lien thereon and Control with respect thereto and (iii) in the case of Shares, such Shares are eligible for deposit in the Clearance System;

         "Excluded Proceeds" means any ordinary cash dividend, to the extent not an Extraordinary Dividend in excess of the Assumed Dividend Level, in respect of Shares that is not distributed after the occurrence and during the continuance of any Default Event;

         "Existing Transfer Restrictions" means Transfer Restrictions resulting from the fact that Pledgor may be considered an "affiliate", within the meaning of Rule 144, of the Issuer;

         "Government Securities" means securities issued by the United States Government;


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         "Initial Pledged Items" has the meaning provided in Section 2(b);

          "Lien" means any lien, mortgage, security interest, pledge, charge or encumbrance of any kind;

         "Location" means, with respect to any party, such party's "location" within the meaning of Section 9-307 of the NYUCC;

         "NYUCC" means the Uniform Commercial Code as in effect in the State of New York;

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof;

         "Pledged Items" means, as of any date, any and all securities and instruments delivered by Pledgor to be held by or on behalf of Secured Party under this Pledge Agreement as Collateral;

         "Retained Proceeds" has the meaning provided in Section 5(a);

         "Rule 144" means Rule 144 under the Securities Act, as amended from time to time;

         "Secured Obligations" means all of the obligations of Pledgor to Secured Party hereunder and under each Confirmation;

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Interests" means the security interests in the Collateral created hereby;

         "Share Collateral" has the meaning provided in Section 4(h);

         "Termination Date" has the meaning provided in Section 8; and

         "Transfer Restriction" means, with respect to any item of collateral pledged under this Pledge Agreement, any condition to or restriction on the ability of the owner thereof to sell, assign or otherwise transfer such item of collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other



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obligor on or any registrar or transfer agent for, such item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of collateral, (iv) any registration or qualification requirement or prospectus delivery requirement for such item of collateral pursuant to any federal, state or foreign securities law and (v) any legend or other notification appearing on any certificate representing such property to the effect that any such condition or restriction exists; provided that the required delivery of any assignment, instruction or entitlement order from the seller, Pledgor, assignor or transferor of such item of collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a "Transfer Restriction".

          2. The Security Interests.

         In order to secure the full and punctual observance and performance of the Secured Obligations:

          (a) Pledgor hereby assigns and pledges to Secured Party, and grants to Secured Party, security interests in and to, and a lien upon and right of set-off against, and transfers to Secured Party, as and by way of a security interest having priority over all other security interests, with power of sale, all of Pledgor's right, title and interest in and to:

                    (i) the Initial Pledged Items for each Transaction;

                    (ii) all additions to and substitutions for the Initial Pledged Items (including, without limitation, any securities, instruments or other property delivered or pledged pursuant to
          Section 3(a) or 4(a)) (such additions and substitutions, the "Additions and Substitutions");

                    (iii) the Collateral Account and all securities and other financial assets (each as defined in Section 8-102 of the NYUCC) and other funds, property or assets from time to time held therein or credited thereto and all securities entitlements in respect thereof; and

                    (iv) all income, proceeds and collections received or to be received, or derived or to be derived, at the time that the Initial Pledged Items were delivered to the Custodian or any time thereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Pledgor, with respect to Pledgor) from or in connection with the Initial Pledged Items or the Additions and Substitutions, excluding any Excluded Proceeds (the items described in this Section 2(a) are, collectively, the "Collateral").



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          (b) On or prior to the Trade Date for each Transaction, Pledgor shall deliver to Secured Party, in pledge hereunder, Eligible Collateral consisting of a number of Shares equal to the Number of Shares for such Transaction (the "Initial Pledged Items" for such Transaction).

          (c) The parties hereto expressly agree that all rights, assets and property at any time held in or credited to the Collateral Account shall be treated as financial assets (as defined in Section 8-102 of the NYUCC).

          3. Certain Covenants of Pledgor.

          Pledgor agrees that, so long as any Secured Obligations remain outstanding:

          (a) Pledgor shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described herein as necessary to cause such requirement to be met.

          (b) Pledgor shall, at its own expense and in such manner and form as Secured Party may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to (i) create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (ii) create or maintain Control with respect to any such security interests in any investment property (as defined in Section 9-102(a) of the NYUCC), or (iii) enable Secured Party to exercise and enforce its rights hereunder with respect to such security interest. To the extent permitted by applicable law, Pledgor hereby authorizes Secured Party to execute and file, in the name of Pledgor or otherwise, UCC financing or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Pledge Agreement) that Secured Party in its sole discretion may deem necessary or appropriate to further perfect, or maintain the perfection of, the Security Interests.

          (c) Pledgor shall warrant and defend Pledgor's title to the Collateral, subject to the rights of Secured Party, against the claims and demands of all persons. Secured Party may elect, but without any obligation to do so, to discharge any Lien of any third party on any of the Collateral.

          (d) Pledgor agrees that Pledgor shall not change Pledgor's name, identity or corporate or organizational structure, or Location, unless Pledgor shall have given Secured Party not less than 10 days' prior notice thereof; provided that Pledgor shall not make any such change which could cause any of the Security Interests to become unperfected, cause Secured Party to cease to have Control in respect of any of the Security Interests in any Collateral consisting of investment property (as defined in


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

Section 9-102(a)(49) of the UCC) or subject any Collateral to any other Lien.

          (e) Pledgor agrees that Pledgor shall not (i) create or permit to exist any Lien (other than the Security Interests) or any Transfer Restriction (other than the Existing Transfer Restrictions), upon or with respect to the Collateral, (ii) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (iii) enter into or consent to any agreement (other than, in the case of clause (x) below, this Pledge Agreement)
(x) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (y) pursuant to which any Person other than Pledgor, Secured Party and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral.

          4. Administration of the Collateral and Valuation of the Securities.

          (a) Secured Party shall determine on each Business Day whether a Collateral Event of Default shall have occurred.

          (b) Pledgor may pledge additional Eligible Collateral hereunder at any time by delivery of the same pursuant to Section 4(c). Concurrently with the delivery of any additional Eligible Collateral, Pledgor shall deliver to Secured Party a certificate of an Authorized Officer of Pledgor, dated the date of such delivery, identifying the additional items of Eligible Collateral being pledged and certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in Section 9 are true and correct with respect to such Eligible Collateral on and as of the date thereof.

          (c) Any delivery of any securities or security entitlements (each as defined in Section 8-102 of the NYUCC) as Collateral to Secured Party by Pledgor shall be effected, (i) in the case of Collateral consisting of certificated securities registered in the name of Pledgor, by delivery of certificates representing such securities to the Custodian, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to Secured Party, and the crediting by the Custodian of such securities to a securities account (as defined in Section 8-501 of the NYUCC) (the "Collateral Account") of Secured Party maintained by the Custodian, (ii) in the case of Collateral consisting of uncertificated securities registered in the name of Pledgor, by transmission by Pledgor of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Custodian or its nominee, accompanied by any required transfer tax stamps, the issuer's


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

compliance with such instructions and the crediting by the Custodian of such securities to the Collateral Account, (iii) in the case of securities in respect of which security entitlements are held by Pledgor through a securities intermediary, by the crediting of such securities, accompanied by any required transfer tax stamps, to a securities account of the Custodian at such securities intermediary or, at the option of Secured Party, at another securities intermediary satisfactory to Secured Party and the crediting by the Custodian of such securities to the Collateral Account or (iv) in any case, by complying with such alternative delivery instructions as Secured Party shall provide to Pledgor in writing.

          (d) If on any Business Day Secured Party determines that a Collateral Event of Default shall have occurred, Secured Party shall promptly notify Pledgor of such determination by telephone call to an Authorized Officer of Pledgor followed by a written confirmation of such call.

          (e) If on any Business Day Secured Party determines that no Default Event or failure by Pledgor to meet any of Pledgor's obligations under Section 3 or 4 hereof has occurred and is continuing, Pledgor may obtain the release from the Security Interests of any Collateral and delivery of such Collateral to Pledgor upon delivery to Secured Party of a written notice from an Authorized Officer of Pledgor indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred.

          (f) Secured Party may at any time or from time to time, in its sole discretion, cause any or all of the Collateral that is registered in the name of Pledgor or Pledgor's nominee to be transferred of record into the name of the Custodian, Secured Party or its nominee. Pledgor shall promptly give to Secured Party copies of any notices or other communications received by Pledgor with respect to Collateral that is registered, or held through a securities intermediary, in the name of Pledgor or Pledgor's nominee and Secured Party shall promptly give to Pledgor copies of any notices and communications received by Secured Party with respect to Collateral that is registered, or held through a securities intermediary, in the name of Custodian, Secured Party or its nominee.

          (g) Pledgor agrees that Pledgor shall forthwith upon demand pay to Secured Party:

                    (i) the amount of any taxes that Secured Party or the Custodian may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon; and



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

                    (ii) the amount of any and all costs and expenses, including the fees and disbursements of counsel and of any other experts, that Secured Party or the Custodian may incur in connection with (1) the enforcement of this Pledge Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security Interests,
          (2) the collection, sale or other disposition of any of the Collateral, (3) the exercise by Secured Party of any of the rights conferred upon it hereunder or (4) any Default Event.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 5% plus the prime rate as published from time to time in The Wall Street Journal, Eastern Edition.

          (h) Pledgor may at any time, so long as no Default Event has occurred and is continuing, substitute Cash and/or Government Securities for all (but not less than all) of the Collateral consisting of Shares then held in or credited to the Collateral Account (the "Share Collateral") on the terms set forth below:

                    (i) At least five Business Days prior to the date of any such substitution, Pledgor shall notify Secured Party in writing that Pledgor intends to effect such substitution;

                    (ii) Pledgor shall deliver to Secured Party, in a manner reasonably acceptable to Secured Party, Cash and/or Government Securities having a value at least equal to 150% of the market value of the Share Collateral on the date of such delivery (as determined by the Calculation Agent);

                    (iii) Pledgor shall take all such other actions as Secured Party may reasonably require to create for the benefit of Secured Party a valid and perfected security interest in such Cash and/or Government Securities, in respect of which Secured Party will have Control, subject to no prior Lien; and

                    (iv) Pledgor shall make mark to market deliveries of additional Cash and/or Government Securities on a daily basis, and Secured Party shall release Cash and/or Government Securities previously pledged upon the request of Pledgor, so that the value of the Cash and/or Government Securities pledged is at all times at least equal to 150% of the market value of the Share Collateral for such Transaction that would otherwise have been pledged hereunder at such time (as determined by the Calculation Agent), in each case, pursuant to terms mutually acceptable to Secured Party and Pledgor.



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          (i) For the avoidance of doubt, Secured Party shall have no right to sell, lend, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Collateral.

          5. Income and Voting Rights in Collateral.

          (a) Secured Party shall have the right to receive and retain as Collateral hereunder all income and proceeds of the Collateral, excluding any Excluded Proceeds; provided that Secured Party shall have such right with respect to any and all proceeds, including, without limitation, any Excluded Proceeds, after the occurrence and during the continuance of a Default Event (such proceeds as Secured Party shall have the right to receive and retain at any time, "Retained Proceeds"), and Pledgor shall take all such action as Secured Party shall deem necessary or appropriate to give effect to such right. All such Retained Proceeds that are received by Pledgor shall be received in trust for the benefit of Secured Party and, if Secured Party so directs, shall be segregated from other funds of Pledgor and shall, forthwith upon demand by Secured Party, be delivered over to the Custodian on behalf of Secured Party as Collateral in the same form as received (with any necessary endorsement).

          (b) Unless a Default Event shall have occurred and be continuing, Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral.

          (c) If a Default Event shall have occurred and be continuing, Secured Party shall have the right, to the extent permitted by law, and Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if Secured Party were the absolute and sole owner thereof.

          6. Remedies upon Payment Events.

          (a) If any Payment Event shall have occurred, Secured Party may exercise all the rights of a Secured Party under the NYUCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, upon the occurrence of such Payment Event may (i) deliver or cause to be delivered to itself from the Collateral Account in whole or partial, as the case may be, satisfaction of Pledgor's obligations to deliver Shares under each Transaction, a number of Shares then held in the Collateral Account, not to exceed the number of Shares required to be delivered under all Transactions, whereupon Secured Party shall hold such Shares absolutely free from any claim or right of whatsoever kind, including any equity or



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right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Pledgor has or may have under any law now existing or hereafter adopted and (ii) deliver or cause to be delivered to itself from the Collateral Account all Collateral consisting of cash. Pledgor covenants and agrees that Pledgor will execute and deliver such documents and take such other action as Secured Party deems necessary or advisable in order that any sale of collateral may be made in compliance with law.

          (b) Pledgor hereby irrevocably appoints Secured Party as Pledgor's true and lawful attorney (which power of attorney is coupled with an interest), with full power of substitution, in the name of Pledgor, Secured Party or otherwise, for the sole use and benefit of Secured Party, but at the expense of Pledgor, to the extent permitted by law, to exercise, at any time and from time to time upon the occurrence of a Payment Event, all or any of the following powers with respect to all or any of the Collateral:

                    (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

                    (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

                    (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if Secured Party were the absolute owner thereof and in connection therewith, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property thus to be (or that is being or has been) sold, transferred, assigned or otherwise dealt in; and

                    (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that Secured Party shall give Pledgor not less than one day's prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market. Secured Party and Pledgor agree that such notice constitutes "reasonable authenticated notification" within the meaning of Section 9-611(b) of the NYUCC.



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          7. Credit Support Document.

          This Pledge Agreement shall be a Credit Support Document under the Agreement with respect to Pledgor. The Transactions shall be disregarded for purposes of determining Exposure under any Credit Support Annex between the parties and any Collateral delivered or received by Secured Party hereunder shall constitute neither Posted Collateral nor an Independent Amount under any such Credit Support Annex.

          8. Termination of Security Interest.

          In respect of any Component under any Transaction, the Security Interest and the rights granted by Pledgor in a pro rata portion of the Collateral (such pro rata portion in respect of such Component determined on the basis of the proportion that the Number of Shares for such Component bears to the aggregate sum of the Number of Shares for all outstanding Components under all outstanding Transactions) shall pursuant to this Pledge Agreement cease, terminate and be void upon fulfillment of all of the Secured Obligations in respect of any Component (each date all such Secured Obligations in respect of such Component are fulfilled, a "Termination Date"). Such pro rata portion of the Collateral in respect of such Component remaining at the time of such termination shall be fully released and discharged from the Security Interests and delivered to Pledgor by Secured Party, all at the request and expense of Pledgor.

          9. Representations and Warranties Regarding Collateral.

          (a) The Initial Pledged Items are not subject to any Lien (other than the Security Interests) or any Transfer Restriction (other than the Existing Transfer Restrictions) upon or with respect to the Collateral; Pledgor has not sold or otherwise disposed of, or granted any option with respect to, any of the Collateral or entered into or consented to any agreement (other than, in the case of clause (x) below, this Pledge Agreement)
(x) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (y) pursuant to which any person other than Pledgor, Secured Party and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control in respect of any Collateral;

          (b) Upon the delivery of certificates evidencing any Shares to Secured Party or the registration of uncertificated Shares in the name of Secured Party or its nominee, in each case in accordance with Section 4(c) of this Pledge Agreement, and, in each case, the crediting of such securities or financial assets to the Collateral Account, Secured Party will have a valid and, as long as Secured Party retains possession of such certificates or such uncertificated Shares remain so registered, perfected security interest therein, in respect of which Secured Party will have


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Control, subject to no prior Lien and upon the crediting of any Shares to the
Collateral Account, Secured Party will have a valid and, so long as such Shares continue to be credited to the Collateral Account, perfected security interest in a securities entitlement in respect thereof, in respect of which Secured Party will have Control subject to no prior Lien;

          (c) Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral;

          (d) All Collateral consisting of securities and all financial assets underlying Collateral consisting of security entitlements (each as defined in Section 8-102 of the NYUCC) at any time pledged hereunder is and will be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and is and will be (i) certificated (and the certificate or certificates in respect of such securities or financial assets are and will be located in the United States) and registered in the name of Pledgor or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the NYUCC) is located in the United States or (ii) uncertificated and either registered in the name of Pledgor or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the NYUCC) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable Secured Party to maintain a valid and continuously perfected security interest in such Collateral, in respect of which Secured Party will have Control, subject to no prior Lien; the parties hereto agree to negotiate in good faith any such procedures or amendments;

          (e) No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of this Pledge Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests, other than the filing of a financing statement in any appropriate jurisdiction; and

          (f) Pledgor has not performed and will not perform any acts that might prevent Secured Party from enforcing any of the terms of this Section or that might limit Secured Party in any such enforcement.


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          10. Miscellaneous

          (a) This Pledge Agreement is not intended and shall not be construed to create any rights in any person other than Pledgor, Secured Party and their respective successors and assigns and no other person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All of the covenants and agreements herein contained by or on behalf of Pledgor and Secured Party shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not.

          (b) Notwithstanding any provision of the Agreement to the contrary, Secured Party shall be entitled to assign its rights and obligations hereunder to receive or transfer Cash, Government Securities or Shares and other related rights to one or more entities that are wholly-owned, directly or indirectly, by Citigroup, Inc., or any successor thereto (each, a "Citibank Affiliate"); provided that Pledgor shall have recourse to Secured Party in the event of the failure by a Citibank Affiliate to perform any of such obligations hereunder. Notwithstanding the foregoing, recourse to Secured Party shall be limited to recoupment of Pledgor's monetary damages and Pledgor hereby waives any right to seek specific performance by Secured Party of its obligations hereunder. Such failure after any applicable grace period shall be a Additional Termination Event with the Transaction to which the failure relates as the sole Affected Transaction and Secured Party as the sole Affected Party.

          (c) No amendment, modification or waiver in respect of this Pledge Agreement will be effective unless in writing (including a writing evidences by a facsimile transmission) and executed, in the case of an amendment or modification, by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system or, in the case of a waiver, by the party against whom the waiver is to be effective.

          (d) A failure or delay in exercising any right, power or privilege in respect of this Pledge Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

          (e) Except as provided in this Pledge Agreement, the rights powers, remedies and privileges provided in this Pledge Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

          (f) All notices or other communications required or permitted to be made hereunder shall be in writing, addressed to the respective parties at the following addresses and effective upon receipt. Notices to Pledgor shall be directed to Pledgor at CIBC GCM Derivatives, Middle Office, 161 Bay Street, 12th Floor, Toronto, Ontario, Canada M5J 2S8, Telephone: 416-594-8050,
Facsimile: 416-594-8224, Attention: Ian Cays; notices to Secured Party shall be directed to it in care of Citibank, N.A., 390 Greenwich Street, Equity Capital Markets - 5th Floor, New York, New York 10013, Telephone:
212-723-7357, Facsimile: 212-723-8750, Attention: Equity Derivatives, with a copy to Citibank N.A., 250 West Street, 10th Floor, New York, New York 10013,
Telephone: 212-816-2211, Facsimile 212-816-7772, Attention: GRB Legal Group - Derivatives.

          (g) This Pledge Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine (provided that as to Pledged Items located in any jurisdiction other than the State of New York, Secured Party shall, in addition to any rights under the laws of the State of New York, have all of the rights to which a Secured Party is entitled under the laws of such other jurisdiction). The parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters. The parties hereto hereby agree that the Custodian's jurisdiction, within the meaning of Section 8-110(e) of the UCC, insofar as it acts as a securities intermediary hereunder or in respect hereof, is the State of New York.

          (h) If compliance by either party with any provision of this Pledge Agreement would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and
(ii) the other provisions of this Pledge Agreement shall not be invalidated, but shall remain in full force and effect.

          (i) EACH OF THE PLEDGOR AND SECURED PARTY HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY'S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY'S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE ACTIONS OF SECURED PARTY OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                         PLEDGOR:

                                         CIBC INVESTMENTS LIMITED


                                         By: /s/ Peter Kay
                                            --------------------------------
                                            Name:  Peter Kay
                                            Title: President



                                         SECURED PARTY:

                                         CITIBANK, N.A.


                                         By: /s/ Herman Hirsch
                                            --------------------------------
                                            Name:  Herman Hirsch
                                            Title: Authorized Representative